Exhibit 5.1

601 Lexington Avenue

New York, New York 10022

(212) 446-4800	Facsimile: (212) 446-4900
www.kirkland.com

June 4, 2012

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, FL 32204

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as legal counsel to Fidelity National Information Services, Inc., a Georgia corporation (the “Issuer”) and certain of its subsidiaries, as guarantors (collectively, the “Guarantors” and each a “Guarantor” and together with the Issuer, the “Registrants”). This opinion letter is being delivered in connection with the proposed registration by the Issuer of $150,000,000 in aggregate principal amount of the Issuer’s 7.625% Senior Notes due 2017 (the “2017 Exchange Notes”) and $700,000,000 in aggregate principal amount of the Issuer’s 5.000% Senior Notes due 2022 (the “2022 Exchange Notes” and, together with the 2017 Exchange Notes, the “Exchange Notes”), to be guaranteed (the “Guarantees”) by the Guarantors, pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about June 4, 2012. Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.” The 2017 Exchange Notes are to be issued pursuant to the Indenture dated as of July 16, 2010 (as supplemented, the “2017 Indenture”) and the 2022 Exchange Notes are to be issued pursuant to the Indenture dated as of March 19, 2012 (the “2022 Indenture” and, together with the 2017 Indenture, the “Indentures”), in each case, by and among the Issuer, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. The Exchange Notes are to be issued in exchange for and in replacement of (i) the Issuer’s $150,000,000 aggregate principal amount of 7.625% Senior Notes due 2017 issued on December 19, 2011 (the “2017 Existing Notes”), and (ii) the Issuer’s $700,000,000 aggregate principal amount of 5.000% Senior Notes due 2022 issued on March 19, 2012 (the “2022 Existing Notes” and, together with the 2017 Existing Notes, the “Existing Notes”), of which collectively $850,000,000 in aggregate principal amount is outstanding and is subject to the exchange offer pursuant to the Registration Statement.

Hong Kong            London            Los Angeles            Munich            New York            Palo Alto            San Francisco            Washington, D.C.

Fidelity National Information Services, Inc.

June 4, 2012

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificates of incorporation, articles of incorporation, bylaws, operating agreements and partnership agreements of the Issuer and the Guarantors, (ii) resolutions, consents and minutes of the Issuer and the Guarantors with respect to the issuance of the Exchange Notes and the Guarantees, (iii) the Indentures, (iv) the Registration Statement, (v) the Registration Rights Agreement, dated as December 19, 2011, by and among the Issuer, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, as representative of the initial purchasers party thereto (the “2011 Registration Rights Agreement”), (vi) the Registration Rights Agreement, dated as March 19, 2012, by and among the Issuer, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as representative of the initial purchasers party thereto (the “2012 Registration Rights Agreement” and, together with the 2011 Registration Rights Agreement, the “Registration Rights Agreements”) and (vii) forms of the Exchange Notes and the Guarantees.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuer and the Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuer and the Guarantors. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer and the Guarantors.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the applicable Indentures and duly delivered to holders of the Existing Notes in exchange for the Existing Notes and the guarantees related thereto, the Exchange Notes will be validly issued and binding obligations of the Issuer and the Guarantees will be validly issued and binding obligations of the Guarantors.

Fidelity National Information Services, Inc.

June 4, 2012

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, California Corporations Code, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We have also assumed that the execution and delivery of the Indenture and the Exchange Notes and the performance by the Issuer and the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any Registrant is bound, except those agreements and instruments that have been identified by the Issuer and the Guarantors as being material to them and that have been filed as exhibits to the Registration Statement.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Yours very truly,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

3